Exhibit 10.3

FIRST AMENDMENT TO BLACKHAWK BIOFUELS, LLC

TOLL PROCESSING AGREEMENT

THIS FIRST AMENDMENT TO BLACKHAWK BIOFUELS, LLC TOLL PROCESSING AGREEMENT (this “Amendment”) is made and entered effective the 1st day of July, 2009 by and between Blackhawk Biofuels, LLC, a Delaware limited liability company (“Blackhawk Biofuels”) and REG Marketing & Logistics Group, LLC, an Iowa limited liability company (“REG Marketing”).

RECITALS

A.                                   Blackhawk Biofuels and REG Marketing entered into a Blackhawk Biofuels, LLC Toll Processing Agreement effective July 1, 2009 (the “Agreement”).

B.                                     The Agreement provides for REG Marketing to arrange for the purchase and delivery of animal fats and other feedstocks to Blackhawk Biofuels for processing into biodiesel.

C.                                     Blackhawk Biofuels, REG Marketing and Bunge North America, Inc., a New York corporation (“Bunge”) have entered into a Feedstock Purchase and Sale Agreement, pursuant to which REG Marketing engages Bunge to purchase supplies of corn oil, animal fats and other products as feedstock for resale to REG Marketing for biodiesel production at the Facility.

D.                                    Blackhawk Biofuels and REG Marketing desire to amend the Toll Processing Agreement to allow for Bunge to own the Feedstocks prior to Bunge’s resale of the Feedstock to REG Marketing for biodiesel production at the Facility and otherwise store the Feedstocks at the Facility.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual benefits and obligations herein provided and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Blackhawk Biofuels and REG Marketing agree as follows:

1.                                       Section 1(a) of the Agreement shall be amended to include the following language at the end of the existing language:

Any Feedstocks purchased by Bunge North America, Inc. (“Bunge”) pursuant to the terms of a Feedstock Purchase and Sale Agreement dated June 30, 2009 (the “Feedstock Agreement”) by and between Blackhawk Biofuels, REG Marketing and Bunge shall be included in determining whether the Facility Commitment has been met.  Any purchase of Feedstocks by Bunge, however, shall be governed exclusively by the terms of the Feedstock Agreement and such purchases shall not be subject to the terms of this Agreement.

2.                                       Paragraph 11 of the Agreement shall be deleted in its entirety and replaced with the following language:

11.                                 Title

Except as otherwise provided herein, title to the Feedstocks delivered by REG Marketing pursuant to this Agreement and title to the contractual amount of corresponding Biodiesel and Co-products produced from such Feedstocks shall at all times be and remain with REG Marketing.  Any Feedstocks delivered by REG Marketing pursuant to the terms and conditions of the Feedstock Agreement, however, shall at all times be and remain with Bunge until such time as title to such Feedstocks passes to REG Marketing pursuant to the terms of the Feedstock Agreement.

3.                                       Section 17 of the Agreement shall be amended to include the following language:

“Notwithstanding anything to the contrary set forth herein, Blackhawk Biofuels and REG Marketing acknowledge and agree that pursuant to the terms of the Feedstock Agreement, Bunge shall have title in the Feedstocks purchased by Bunge pursuant to the terms of the Feedstock Agreement, and Bunge shall have the right to file precautionary financing statements and amendments and/or continuations thereto pursuant to the Uniform Commercial Code to further evidence and memorialize its absolute ownership interest in the Feedstocks.”

4.                                       Section 18 of the Agreement shall be deleted in its entirety and replaced with the following language:

REG Marketing, on behalf of Blackhawk Biofuels, shall be allowed to add additional Feedstocks owned by REG Marketing as needed to meet the quality and yield requirements hereunder, so long as such additional Feedstocks have cold flow characteristics that are capable of meeting the cold flow specifications set out on the applicable Order or Nomination, and the Biodiesel to be produced shall in any event meet the specifications required hereunder, as modified by the Order or Nomination and Acceptance applicable.  In such event, REG Marketing shall off-set any costs for such additional Feedstocks against the toll fees to be paid by REG Marketing pursuant to Section 4 hereof.  Pursuant to the terms of the Feedstock Agreement, Blackhawk Biofuels shall allow Bunge to store the Feedstocks at the Facility; provided, however, such Feedstocks shall be segregated from any Feedstocks owned by REG Marketing pursuant to the terms of this Agreement.

5.                                       Except as may be otherwise expressly set forth herein, each and every term, condition and provision of the Agreement shall remain in full force and effect, and are hereby ratified, confirmed and approved by the parties hereto.

6.                                       This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

7.                                       This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument, and may be executed and delivered by facsimile signature or similar means, which shall be considered an original.

8.                                       Any capitalized term not specifically defined in this Amendment shall have the meaning set forth in the Agreement.

IN WITNESS WHEREOF, Blackhawk Biofuels and REG Marketing have executed this Amendment as of the date and year first set forth above.

BLACKHAWK BIOFUELS, LLC, a Delaware limited liability company

By:	/s/ Ronald L. Mapes
Name:	Ronald L. Mapes
Title:	Chair

REG MARKETING & LOGISTICS GROUP, LLC, an Iowa limited liability company

By:	/s/ Natalie Lischer
Name:	Natalie Lischer
Title:	Secretary/Treasurer